                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                 April 29, 1994



                    NATIONAL CONVENIENCE STORES INCORPORATED
             (Exact name of registrant as specified in its charter)



   DELAWARE                         1-7936                     74-1361734
(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)



    100 Waugh Drive, Houston, Texas                               77007
(Address of Principal Executive Offices)                        (Zip Code)




               Registrant's telephone number, including area code
                                 (713) 863-2200

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 29, 1994, the Company completed the previously announced transaction whereby the Company, (i) exchanged its 53 operating convenience stores in Southern California, together with related inventories and equipment, for 88 operating convenience stores of The Circle K Corporation in the Dallas-Fort Worth and Houston, Texas areas, together with related inventories and equipment and, (ii) sold its 27 operating convenience stores in Atlanta, Georgia, together with related inventories and equipment, for cash consideration of $9,150,000. The Company now operates only in the State of Texas.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The audited financial statements of the business acquired (88 Houston and Dallas-Fort Worth, Texas area convenience stores) and the related pro forma financial information will be available and therefore filed by the registrant on or about July 1, 1994.




Set forth below are the exhibits filed as part of this report:

10.10 - Asset Exchange Agreement By and Among National Convenience Stores Incorporated, NCS Realty Company, The Circle K Corporation and Circle K Properties, Inc. Dated as of April 20, 1994 and as amended on April 29, 1994.

10.11 - Asset Purchase Agreement By and Among National Convenience Stores Incorporated, NCS Realty Company, Stop N Go Markets of Georgia, Inc. The Circle K Corporation and Circle K Properties, Inc. Dated as of April 20, 1994 and as amended on April 29, 1994.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         Dated:  May 13, 1994

                                                 NATIONAL CONVENIENCE STORES
                                                   INCORPORATED




                                                 By:  /s/ A. J. Gallerano
                                                      A. J. Gallerano
                                                      Senior Vice President,
                                                      General Counsel
                                                      and Secretary





                                       3